UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2023
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

475 Brannan Street, Suite 430
San Francisco,	California		94107
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

    On May 3, 2023, Upwork Inc., or the Company, will hold a conference call regarding its financial results for the quarter ended March 31, 2023. The Company issued a shareholder letter announcing its financial results for the quarter ended March 31, 2023. The full text of the shareholder letter is attached as Exhibit 99.1 to this report.

    The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

    The Company is making reference to non-GAAP financial information in the shareholder letter and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the shareholder letter attached as Exhibit 99.1 to this report.

    The Company uses its Investor Relations website (investors.upwork.com), its blog (upwork.com/blog), its Twitter handle (twitter.com/Upwork), and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), as the case may be, as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. The content of the Company's websites and information that the Company may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through the Company's websites or these online and social media channels are not incorporated by reference into this report or in any other report or document the Company files with the Securities and Exchange Commission, and any references to the Company's websites or these online and social media channels are intended to be inactive textual references only.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On May 3, 2023, the Company announced that Eric Gilpin, the Company's Chief Sales Officer, will depart from the Company and that the Company has reached an agreement regarding Mr. Gilpin's resignation. In order to facilitate a smooth transition of his responsibilities, Mr. Gilpin will remain employed by the Company through June 30, 2023 in the capacity of Sales Advisor.

On May 2, 2023, the Company and Mr. Gilpin entered into an agreement, or the Gilpin Transition Agreement, setting forth the terms of Mr. Gilpin’s separation from the Company. Pursuant to the Gilpin Transition Agreement, subject to a release of claims by Mr. Gilpin, Mr. Gilpin will be entitled to certain payments and benefits after his last day of employment, including (i) a lump sum payment equal to six months’ base salary and (ii) reimbursement for any insurance premium payments paid by Mr. Gilpin to continue to receive coverage for himself and his covered dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (x) the effective date on which he becomes covered by a substantially equivalent health insurance plan of a subsequent employer, (y) six months following his last date of employment, and (z) the date he is no longer eligible for COBRA benefits. Mr. Gilpin’s outstanding equity awards will continue to vest through his last date of employment.

The foregoing description of the Gilpin Transition Agreement is qualified in its entirety by reference to the full text of the Gilpin Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

(e)
The information set forth above under 5.02(b) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description
99.1	Shareholder Letter dated May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: May 3, 2023	By:	/s/ Erica Gessert
Erica Gessert Chief Financial Officer